Exhibit 4.1

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of September 12, 2014 among each of the parties set forth on Schedule I hereto (each, a “Guaranteeing Subsidiary” and, collectively, the “Guaranteeing Subsidiaries”), each of which is a subsidiary of Carmike Cinemas, Inc. (or its permitted successor), a Delaware corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture and First Supplemental Indenture referred to herein) and Wells Fargo Bank, National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company and the Guarantors have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of April 27, 2012, providing for the issuance of 7.375% Senior Secured Notes due 2019 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which each Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”);

WHEREAS, this Supplemental Indenture has not resulted in a material modification of the Notes for Foreign Account Tax Compliance Act (FATCA) purposes; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. Each Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 11 thereof.

4. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees, the security documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: September 12, 2014

GUARANTEEING SUBSIDIARIES: DIGITAL CINEMA DESTINATIONS CORP. a Delaware corporation

By:	/s/ Daniel E. Ellis
Name: Daniel E. Ellis
Title: President

DC APPLE VALLEY CINEMA, LLC

DC BLOOMFIELD CINEMA, LLC

DC CHURCHVILLE CINEMA, LLC

DC CINEMA CENTERS, LLC

DC CRANFORD CINEMA, LLC

DC LISBON CINEMA, LLC

DC MECHANICSBURG CINEMA, LLC

DC MISSION MARKETPLACE CINEMA, LLC

DC NEW SMYRNA BEACH CINEMA, LLC

DC POWAY CINEMA, LLC

DC RIVER VILLAGE CINEMA, LLC

DC SOLON CINEMA, LLC

DC SPARTA CINEMA, LLC

DC SURPRISE CINEMA, LLC

DC TEMECULA CINEMA, LLC

DC TORRINGTON CINEMA, LLC

DC WESTFIELD CINEMA, LLC

START MEDIA/DIGIPLEX, LLC

each a Delaware limited liability company

By:	/s/ Daniel E. Ellis
Name: Daniel E. Ellis
Title: Manager

COMPANY: CARMIKE CINEMAS, INC.

By:	/s/ Daniel E. Ellis
Name: Daniel E. Ellis
Title: Senior Vice President, General Counsel and Corporate Secretary

OTHER GUARANTORS: EASTWYNN THEATRES, INC. GEORGE G. KERASOTES CORPORATION GKC INDIANA THEATRES, INC. GKC MICHIGAN THEATRES, INC. GKC THEATRES, INC. MILITARY SERVICES, INC.

By:	/s/ Daniel E. Ellis
Name: Daniel E. Ellis
Title: Senior Vice President, General Counsel and Secretary

CARMIKE GIFTCO, INC.

By:	/s/ Greg Wiggins
Name: Greg Wiggins
Title: President and Chief Executive Officer

CARMIKE REVIEWS HOLDINGS, LLC

CARMIKE MOTION PICTURES BIRMINGHAM, LLC

CARMIKE MOTION PICTURES BIRMINGHAM II, LLC

CARMIKE MOTION PICTURES BIRMINGHAM III, LLC

CARMIKE MOTION PICTURES CHATTANOOGA, LLC

CARMIKE MOTION PICTURES DAPHNE, LLC

CARMIKE MOTION PICTURES PENSACOLA, LLC

CARMIKE MOTION PICTURES PENSACOLA II, LLC

CARMIKE MOTION PICTURES INDIANAPOLIS, LLC

CARMIKE MOTION PICTURES HUNTSVILLE, LLC

CARMIKE MOTION PICTURES FT. WAYNE, LLC

CARMIKE MOTION PICTURES MELBOURNE, LLC

CARMIKE MOTION PICTURES PEORIA, LLC

CARMIKE MOTION PICTURES PORT ST. LUCIE, LLC

CARMIKE MOTION PICTURES ORANGE BEACH, LLC

CARMIKE MOTION PICTURES ALLENTOWN, LLC

CARMIKE HOUSTON LP, LLC

CARMIKE HOUSTON GP, LLC

CARMIKE MOTION PICTURES HOUSTON, LP

By: CARMIKE Houston GP, LLC, its General Partner

By:	/s/ Daniel E. Ellis
Name: Daniel E. Ellis
Title: Senior Vice President, General Counsel and Secretary

TRUSTEE: WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Stefan Victory
Name: Stefan Victory
Title: Vice President

SCHEDULE I

Digital Cinema Destinations Corp., a Delaware corporation

Start Media/Digiplex, LLC, a Delaware limited liability company

DC Apple Valley Cinema, LLC, a Delaware limited liability company

DC Bloomfield Cinema, LLC, a Delaware limited liability company

DC Churchville Cinema, LLC, a Delaware limited liability company

DC Cinema Centers, LLC, a Delaware limited liability company

DC Cranford Cinema, LLC, a Delaware limited liability company

DC Lisbon Cinema, LLC, a Delaware limited liability company

DC Mechanicsburg Cinema, LLC, a Delaware limited liability company

DC Mission Marketplace Cinema, LLC, a Delaware limited liability company

DC New Smyrna Beach Cinema, LLC, a Delaware limited liability company

DC Poway Cinema, LLC, a Delaware limited liability company

DC River Village Cinema, LLC, a Delaware limited liability company

DC Solon Cinema, LLC, a Delaware limited liability company

DC Sparta Cinema, LLC, a Delaware limited liability company

DC Surprise Cinema, LLC, a Delaware limited liability company

DC Temecula Cinema, LLC, a Delaware limited liability company

DC Torrington Cinema, LLC, a Delaware limited liability company

DC Westfield Cinema, LLC, a Delaware limited liability company